Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-121716 of Tidelands Bancshares, Inc. on Form S-8, pertaining to the Tidelands Bancshares, Inc. 2004 Stock Incentive Plan, of our report, dated March 18, 2008, that is included in the Annual Report on Form 10-KSB of Tidelands Bancshares, Inc. for the year ended December 31, 2007.

/s/ Elliott Davis LLC

Elliott Davis, LLC

Columbia, South Carolina

March 27, 2008